MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT
Dated and effective as of June 1, 2005

LEHMAN BROTHERS BANK, FSB
(Initial Owner)

and

GMAC MORTGAGE CORPORATION
(Company)

Fixed and Adjustable Rate Conventional Mortgage Loans

This is a Master Mortgage Loan Sale and Servicing Agreement (the “Agreement”), dated and effec-tive as of June 1, 2005, and is executed between Lehman Brothers Bank, FSB as purchaser and initial owner (hereinafter, the "Initial Owner"), and GMAC Mortgage Corporation, a Pennsylvania corporation, as seller and servicer (the "Company").

The Initial Owner has agreed to purchase, from time to time, from the Company, and the Company has agreed to sell, from time to time, to the Initial Owner, certain conventional fixed and adjustable rate residential mortgage loans (the “Mortgage Loans”) as described herein on a servicing retained basis, which shall be delivered in groups of whole loans on various dates as provided herein (each a “Closing Date”).

Each Mortgage Loan is secured by a mortgage or deed of trust creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is to be annexed hereto on each Closing Date as Schedule I.

The Initial Owner and Company wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

In consideration of the premises and the mutual agree-ments hereinafter set forth, the Initial Owner and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"Agreement": This Master Mortgage Loan Sale and Servicing Agreement, including all exhibits hereto, and all amend-ments hereof and supplements hereto.

"ALTA": The American Land Title Association.

"Annual Mortgage Interest Rate Cap": The maximum amount, as provided in the Mortgage Note, that a Mortgage Interest Rate can change on any Interest Rate Change Date.

"Appraised Value": The amount set forth in an appraisal in connection with the origination of each Mortgage Loan as the value of the Mortgaged Property, or, if the Mortgage Loan is a refinance originated under certain of the Company’s refinance programs as described in the Underwriting Guidelines, the Appraised Value shall equal the amount indicated on the Company’s servicing system as the appraised value of the Mortgaged Property; or if the Mortgage Loan is a purchase originated under certain of the Company’s "GM Family" programs as described in the Underwriting Guidelines, the Appraised Value shall equal the amount of the purchase price of the Mortgaged Property.

"Assignment and Conveyance": An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit D.

"Assignment of Mortgage": An assignment of the Mort-gage, notice of transfer or equivalent instrument in recordable form (but not recorded) that, when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Owner.

"Assumed Principal Balance": As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the related Cut-off Date after application of payments due on or before the related Cut-off Date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan pursuant to Section 5.01 and representing (a) payments or other recoveries of principal or (b) advances of scheduled principal payments made pursuant to Section 5.03.

"BIF": The Bank Insurance Fund, or any successor thereto.

"Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the Commonwealth of Pennsylvania or State of New York are authorized or obligated by law or executive order to be closed.

"Closing Date": The date or dates on which the Initial Owner from time to time shall purchase and the Company from time to time shall sell to the Initial Owner, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

"Code": The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Treasury Department regulations issued pursuant thereto.

"Company": GMAC Mortgage Corporation, a Pennsylvania corporation, or its successor in interest or any successor to the Company under this Agreement appointed as herein provided.

"Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

"Confirmation": With respect to the Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Initial Owner and the Company setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Initial Owner as of the Closing Date.

"Current Index": The index, as provided in each Mortgage Note, used to adjust the Mortgage Interest Rate on each Interest Rate Change Date.

"Custodial Account": The separate account or accounts created and maintained pursuant to Section 4.04.

"Custodian": U.S. Bank Trust National Association

"Custodial Agreement": That certain custodial Agreement dated as of September 1, 1999 by and between the Initial Owner as servicer and the Custodian, which Custodial Agreement shall be assigned to Company, as servicer on the Initial Closing Date.

"Curtailment": Any Principal Prepayment made by a Mortgagor that is not a Full Principal Prepayment.

"Customary Servicing Procedures": Procedures (includ-ing collection procedures) using the same care that the Company customarily employs and exercises in servicing and administering mortgage loans of the same type for its own account giving due consideration to accepted mort-gage servicing practices.

"Cut-off Date": The first day of the month or if the first day of the month is not a Business Day, the Business Day immediately following.

"Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

"Determination Date": The 16th day (or if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day) of the month of the related Remittance Date.

"Due Date": The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

"Due Period": With respect to each Remittance Date, the period beginning on the first day of the month preceding the month of the Remittance Date, and ending on the last day of the month preceding the Remittance Date.

"Eligible Depository Institution": Either a (i) depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated A (or Aa3) or better by S&P or Moody’s or (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 (or P-1) by S&P or Moody’s.

"Eligible Investments": Any one or more of the following obligations or securities:

(i) obligations of or guaranteed as to principal and interest by the (a) United States, the Federal Home Loan Mortgage Corporation ("Freddie Mac"), the Federal National Mortgage Association ("Fannie Mae") or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

(ii) repurchase agreements (which must be fully collateralized) on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

(iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which are rated at least A-1 or P-1 by S & P Corporation (“S & P”) and Moody’s Investor Services, Inc. (“Moody’s”), respectively;

(v) obligations of major foreign commercial banks, limited to Eurodollar deposits, time deposits, certificate of deposits, bankers acceptances, Yankee Bankers acceptances and Yankee certificate of deposits;

(vi) obligations of major foreign corporations limited to commercial paper, auction rate preferred stock, medium term notes, master notes and loan participations;

(vii) money market funds comprised of securities described in the aforementioned clauses (i-iv) and having a stated policy of maintaining a set net asset value per share (a “Money Market Fund”). All Money Market Funds will conform to Rule 2a-7 of the Investment Company Act of 1940; and

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

"Escrow Account": The separate account or accounts created and maintained pursuant to Section 4.06.

"Escrow Payments": The amounts constituting taxes, assessments, mortgage insurance pre-miums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

"Event of Default": Any one of the conditions or circum-stances enumerated in Section 9.01.

"Fannie Mae": The Federal National Mortgage Association or any successor organization.

"Fidelity Bond": A fidelity bond required to be maintained by the Company pursuant to Section 4.13.

"FDIC": The Federal Deposit Insurance Corporation or any successor organization.

"Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor organization.

"Full Principal Prepayment": A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

"GMAC": General Motors Acceptance Corporation.

"HUD": The Department of Housing and Urban Development or any successor organization.

"Initial Owner": Lehman Brothers Bank, FSB.

"Insurance Proceeds": Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the related Mortgage Loan or applicable law.

"Interest Rate Change Date": The date on which the Mortgage Interest Rate is subject to change as provided in the related Mortgage Note.

"Lifetime Mortgage Interest Rate Cap": The maximum amount, as provided in the Mortgage Note, that a Mortgage Interest Rate can change over the life of the Mortgage Loan.

"Liquidation Proceeds": Cash, other than Insurance Proceeds, Condemnation Proceeds or REO Disposi-tion Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, fore-closure sale or other-wise.

"Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged Property and the purchase price of the Mortgaged Property.

"Margin": The amount that is added to the Current Index value to determine the Mortgage Interest Rate on each Interest Rate Change Date.

 "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

"MERS®System": The system of recording transfers of Mortgages electronically maintained by MERS.

"MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

"MOM Loan": With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

"Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

"Moody’s": Moody’s Investors Service, or any successor in interest.

"Mortgage": The mortgage, deed of trust or other instru-ment creating a first lien on or first priority ownership inter-est in an estate in fee simple, or a leasehold estate, in real property securing a Mortgage Note, including any rider incorporated by reference therein.

"Mortgage File": The documents, records and other items referred to in Exhibit A annexed hereto pertaining to a particular Mortgage Loan.

"Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note.

"Mortgage Loan": An individual mortgage loan that is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule.

"Mortgage Loan Package": The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Purchaser prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

"Mortgage Loan Remittance Rate": As to each Mortgage Loan, the annual rate of interest required to be remitted hereun-der to the Owner, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

"Mortgage Loan Schedule": With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date, such schedule setting forth the following information as to each Mortgage Loan, as applicable, as well as the data fields set forth in the related Confirmation: (a) the Mortgage Loan identifying number, (b) the Mortgagor's name, (c) the street address of the Mortgaged Property, including the state and zip code, (d) the Mortgage Interest Rate, (e) the original principal balance of the Mortgage Loan, (f) principal balance of the Mortgage Loan as of the related Cut-off Date after deduction of payments of principal due on or before the related Cut-off Date, whether or not collected, (g) the actual principal balance of the Mortgage Loan as of the closed of business on the Cut-off Date, after deduction of payments of principal actually collected on or before the Cut-off Date, (h) the first payment date, (i) a code indicating whether the Mortgaged Property is occupied by the owner (and, if so, whether it is occupied as a primary, secondary or vacation residence), (j) the purpose of the Mortgage Loan and (k) the next Interest Rate Change Date, (l) Margin, (m) the Lifetime Mortgage Interest Rate Cap, (n) a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project, (o) the number of units for all Mortgaged Properties, (p) the original month to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule, (q ) a code indicating whether the loan is an adjustable rate, fixed rate or balloon Mortgage Loan, (r) the Loan to Value Ratio at origination, if applicable, (s) the Combined Loan to value at origination, if applicable, (t) the appraised value and purchase price, if applicable, of the Mortgage Property, (u) the Mortgage Interest Rate as of the Cut-off Date, (v) the origination date of the Mortgage Loan, (w) the stated maturity date of the Mortgage Loan, (x) the amount of the monthly principal and interest Payment as of the Cut-off Date, (y) the next due date of the Mortgage Loan, (z) a code indicating the Mortgage Insurance provider and percent of coverage, if applicable, (aa) the Mortgage Insurance Certificate Number; a code indicating the method of payment of Mortgage Insurance Premiums and cost (Lender Paid MI), if applicable, (bb) the loan documentation type, (cc) the back-end debt to income ration, (dd) borrower age, (ee) co-borrower age, (ff) borrower Gender, (gg) co-borrower Gender, (hh) borrower race, (ii) co-borrower race, (jj) combined monthly income, (kk) the Mortgagor’s and Co-Mortgagor’s ( if applicable) original FICO score, (ll) a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM, (mm) a code indicating whether the Borrower(s) is self-employed (yes or no), (nn) product description (in accordance with Standard and Poor’s description categories-Field 7), and (oo) asset verification (purchase money loans only-yes or no) Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

"Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by the related Mortgage.

"Mortgaged Property": The real property and improvements subject to a Mortgage, constituting security for repayment of the debt evidenced by the related Mortgage Note.

"Mortgagor": The obligor on a Mortgage Note.

"Nonrecoverable Advance": Any advance previously made by the Company pursuant to Section 5.03 or any expenses incurred pursuant to Section 4.08 which, in the good faith judgement of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds. The determination by the Company that is has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Company delivered to the Owner and detailing the reasons for such determination.

"Officers' Certificate": A certificate signed by the President, a Senior Vice President or a Vice President and by the Treasurer or the Secre-tary or one of the Assistant Secretaries of the Company, or by other duly authorized officers or agents of the Company, and delivered to the Owner as required by this Agreement.

"Opinion of Counsel": A written opinion of counsel, who may be salaried counsel employed by the Company.

"Owner": Any successor or assign to this Agreement by the Initial Owner or an Owner.

"P&I Advance": As to any Mortgage Loan, any advance made by the Company pursuant to Section 5.03.

"Pass-Through Transfer": The sale or transfer of some or all of the Mortgage Loans by the Initial Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

"Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincor-porated organization or government or any agency or political subdivision thereof.

"Prepayment Interest Shortfall": As to any Remittance Date and any Mortgage Loan, (a) if such Mortgage Loan was the subject of a Full Principal Prepayment during the related Principal Prepayment Period, the excess of one month’s interest (adjusted to the Mortgage Loan Remittance Rate) on the Assumed Principal Balance of such Mortgage Loan outstanding immediately prior to such prepayment, over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the Mortgagor in respect of such Principal Prepayment Period, and (b) if such Mortgage Loan was the subject of a Curtailment during the related Principal Prepayment Period, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Curtailment.

"Primary Insurance Policy": With respect to each Mortgage Loan, the primary policy of mortgage insurance issued by a Qualified Insurer and in effect, or any replacement policy therefor obtained by the Company pursuant to Section 4.20.

"Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest repre-sent-ing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

"Principal Prepayment Period": As to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

"Purchase Price ": The price paid on the related Closing Date by the Initial Owner to the Company pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date.

"Qualified Appraiser": An appraiser who (a) satisfies the requirements of Title XI of the Financial Institutions Reform, and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder, (b) is acceptable to Fannie Mae or Freddie Mac and (c) approved by the Company.

"Qualified Insurer": A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

"Qualified Substitute Mortgage Loan": A mortgage loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have a principal balance at the time of substitution not in excess of the principal balance of the Deleted Mortgage Loan (the amount of any difference being deemed to be a principal payment to be credited to or deposited by the Company in the Custodial Account), (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than that of the Deleted Mortgage Loan, (iii) have a remaining maturity not later than and not more than one year less than the remaining maturity of the Deleted Mortgage Loan and (iv) be, in the reasonable determination of the Company, of the same type, quality and character as the Deleted Mortgage Loan as if the breach had not occurred.

"Reconstitution Agreement": The agreement or agreements entered into by the Company and the Initial Owner and certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer, a Pass-Through Transfer or Agency Transfer as provided in Section 12.01.

"Reconstitution Date": The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer, Pass-Through Transfer or Agency Transfer pursuant to Section 12.01 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company shall cease to service such Mortgage Loans under this Agreement.

"Record Date": The close of business of the last Busi-ness Day of the month preceding the month of the related Remit-tance Date.

"Refinanced Mortgage Loan": A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan.

"REMIC": A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

"Remittance Date": The 18th day of any month, begin-ning in the month following the Closing Date, or if such 18th day is not a Busi-ness Day, the first Business Day immediately following.

"REO Disposition": The final sale by the Company of a Mortgaged Property acquired by the Company in foreclosure or by deed in lieu of foreclosure.

"REO Disposition Proceeds": All amounts received with respect to an REO Disposition pursuant to Section 4.14.

"REO Property": A Mortgaged Property acquired by the Company through foreclosure or deed in lieu of foreclosure, as described in Section 4.14.

"Repurchase Price": With respect to any Mortgage Loan to be repurchased by the Company pursuant to Section 3.03, an amount equal to the Assumed Principal Balance of such Mortgage Loan as of the date of such repurchase, plus interest on such Assumed Principal Balance at the Mortgage Loan Remittance Rate from the date to which interest has last been paid up to and including the day prior to repurchase.

"S&P": Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor in interest.

"Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Company of its servicing obligations, includ-ing, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of REO Property pursuant to Section 4.14 and (d) compliance with the Company's obligations described in Section 4.08.

"Servicing Fee": The amount of the annual fee the Owner shall pay to the Company, as outlined in the Confirmation. Such fee shall be payable monthly from the interest portion (including recoveries with respect to interest from the Liquidation Proceeds) of each Monthly Payment collected by the Company (or as otherwise provided under Section 4.05) and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed.

"Servicing Officer": Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Owner upon request, as such list may from time to time be amended.

"Transfer Date": The meaning set forth in Section 10.02.

"Underwriting Guidelines": The underwriting guidelines of the Company as attached hereto as Exhibit G.

"Whole Loan Transfer": Any sale or transfer of all of the Mortgage Loans by the Initial Owner to a third party.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files.

The Company, simultaneously with the payment of the Purchase Price and with the execution and delivery to the Initial Owner of an Assignment and Conveyance with respect to the related Mortgage Loan Package does hereby sell, transfer, assign, set over and convey to the Owner, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans after the related Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the related Cut-off Date). Pursuant to Section 2.03 hereof, the Company has delivered a portion of each Mortgage File to the Custodian. The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Owner as the owner thereof and the Company's possession of the portion of each Mortgage File so retained is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. On the related Closing Date, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in the Owner and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Owner and shall be retained and main-tained, in trust, by the Company at the will of the Owner in such custodial capacity only. The Mortgage File may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy. The Company shall maintain records (i) confirming the sale of the related Mortgage Loan to the Owner and (ii) confirming the Owner's ownership interest in the Mortgage File. The Company shall release from its custody the contents of any Mortgage File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or the removal of any Mortgage Loan or related REO Property from the terms of this Agreement pursuant to Section 3.03 such written instructions shall not be required.

Section 2.02 Books and Records.

Notwithstanding the sale of the Mortgage Loans to the Owner, record title to each Mortgage and the related Mortgage Note shall continue in the name of the Company and be retained by the Company in trust for the Owner for the sole purpose of facilitating the servicing and the supervision of the servic-ing of the Mortgage Loans; provided however, that the Company agrees to cooperate with the Initial Owner in the event the Initial Owner requests recordation of the Assignments of Mortgage in connection with a reconstitution of this Agreement as contemplated under Article XII. It being further understood that this Assignment of Mortgage may necessitate putting the Assignments in the name of the Trust or some other third party. If the Mortgage is registered with MERS, the Company shall effect a transfer of such Mortgage to the name of the Owner (or other designee as directed by the Initial Owner) as soon as practicable in accordance with MERS requirements. All rights arising out of the Mort-gage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by the Company in trust for the benefit of the Owner as the owner of the Mortgage Loans, subject to subsequent deduction of amounts to which the Company is entitled pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan, which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner.

Section 2.03 Custodial Agreement; Delivery of Mortgage Loan Documents.

1. Prior to the related Closing Date, the Company has delivered to the Custodian each of the following documents for each Mortgage Loan:

(a)
The original Mortgage Note endorsed (and any exhibits thereto), "Pay to the order of ______________________, without recourse" and signed in the name of the Company by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. In the event the original Mortgage Note is lost, misplaced or destroyed, the Company shall delivery a lost note affidavit in lieu of the original Mortgage Note. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "GMAC Mortgage Corporation, successor by merger to [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "GMAC Mortgage Corporation, formerly known as [previous name]". The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Company.

(b)
Unless the Mortgage is registered with MERS, the original Assignment of Mortgage, assigned to ______________________, but otherwise in form and substance acceptable for recording and sent for recording; provided, however, that certain recording information will not be available if, as of the related Closing Date, the Company has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by "GMAC Mortgage Corporation, successor by merger to [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by "GMAC Mortgage Corporation, formerly known as [previous name]". If the Mortgage is registered with MERS, the Company shall effect a transfer of such Mortgage to the name of the Initial Owner (or other designee as directed by the Initial Owner), in accordance with MERS requirements.

(c)
Originals or certified true copies from the appropriate recording offices of all assumption and modification agree-ments, if any, or if the original has not yet been returned from the recording office, a copy of such original certified by the Company.

(d)	Certified true copy of any power of attorney, if applicable

2.
In the event the Owner is required under the terms of a Whole Loan Transfer, Pass-Through Transfer or Agency Transfer as contemplated under Section 12, the Company agrees to deliver the following documents to the Owner or its designee within 10 Business Days of written request by the Owner:

(a)
The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Company (which certificate may consist of stamped text appearing on such copy of the Mortgage, provided that the signature of the representative appearing below such text is an original signature), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

(b)
The original policy of title insurance or, if such insurance is in force but the original policy of title insurance has not been delivered to the Company by the issuing title insurer, the initial report of title insurance or title commitment or other evidence of title insurance generally acceptable to Fannie Mae or Freddie Mac.

(c)
Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mort-gage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Company.

(d)
The original Primary Insurance Policy, if any (or a facsimile copy thereof), or if the Mortgage Loan was processed with the primary insurance company via electronic data interchange, the Company shall provide in lieu of the original Primary Insurance Policy (or a facsimile copy thereof) a printout of the Company’s primary insurance servicing screen which indicates information including (but not limited to) the name of the primary insurance company and the certificate number of the Primary Insurance Policy, if any.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY;
REPURCHASE AND SUBSTITUTION;
EARLY PAYMENT DEFAULT

Section 3.01 Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Owner, as of the initial Closing Date and each subsequent Closing Date or as of such other date specified below, that:

(i) The Company is a validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan;

(ii) The Company has full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan pursuant to this Agreement and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and each Assignment of Mortgage to the Owner constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(iii) None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Owner, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Company's articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

(iv) Each Mortgage Note, each Mortgage, each Assignment of Mortgage (if applicable) and any other documents required pursuant to this Agreement to be delivered to the Owner or its assignee for each Mortgage Loan have been, on or before the related Closing Date, delivered to the Owner or its designee;

(v) There is no litigation pending or to the best of Company’s knowledge threatened with respect to the Company which is reasonably likely to have a material adverse effect on the sale of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or if any action taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(vii) The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(viii) The Mortgage Loans were selected on a random basis from among the outstanding residential mortgage loans contained in the Company's non-conforming fixed or adjustable rate portfolio immediately prior to the related Closing Date as to which the representations and warranties set forth in this Section 3.01 and Section 3.02 could be made;

(ix) The Company has delivered to the Owner financial statements as to its last complete fiscal year. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(x) The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company’s creditors;

(xi) Neither this Agreement nor any statement, report or other document furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(xii) Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; and

(xiii) The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

The Company hereby represents and warrants to the Owner, as to each Mortgage Loan as of the related Closing Date or such other date as may be specified below, that:

(i) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the related Cut-Off Date;

(ii) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and, with respect to any Mortgage Loan for which an appraisal was made prior to the related Cut-Off Date, either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security or chattel mortgage;

(iii) Except as disclosed on the Mortgage Loan Schedule, the Mortgage Loan has not been delinquent thirty (30) days or more at any time during the twelve (12) month period prior to the related Cut-off Date for such Mortgage Loan. There are no defaults under the terms of the Mortgage Loan; and the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(iv) There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

(v) The terms of the Mortgage Note of the related Mortgagor and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by applicable law or is necessary to protect the interests of the Owner, and which have been approved by the title insurer and the primary mortgage insurer, as applicable, and copies of which written instruments are included in the Mortgage File. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, which assumption agreement is part of the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule. To the best of the Company’s knowledge, no Mortgagor was in debtor in any state or federal insolvency proceeding at the time the Mortgage Loan was originated;

(vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac. All such standard hazard policies are in effect and on the date of origination contained a standard mortgagee clause naming the Company and its successors in interest as loss payee and such clause is still in effect and all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance by a generally acceptable insurer in an amount not less than the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure laws or predatory or abusive lending laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Owner’s inspection, evidence of compliance with all such requirements;

(ix) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(x) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Owner. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Note have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

(xi) Immediately prior to the transfer and assignment to the Owner, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Owner free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xii) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (b) (1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Owner or the assignment to the Owner of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xiii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to the Company’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

(xiv) To the best of the Company’s knowledge, there are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xv) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xvi) The Mortgage Loan was originated by the Company or by an eligible correspondent of the Company. The Mortgage Loan complies in all material respects with all terms, conditions and requirements of the Underwriting Guidelines. The Mortgage Notes and Mortgages are on forms acceptable to Fannie Mae or Freddie Mac;

(xvii) The Mortgage Loan contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder. The Mortgage Loan has an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Except as otherwise set forth on the Mortgage Loan Schedule, the Mortgage Loan does not contain terms or provisions, which would result in negative amortization nor contain "graduated payment" features;

(xviii) The Mortgaged Property at origination of the Mortgage Loan was and, to the Company’s knowledge, currently is free of damage and waste and at origination of the Mortgage Loan there was, and, to the Company’s knowledge, there currently is, no proceeding pending for the total or partial condemnation thereof. At the time of the origination of the Mortgage Loan, the Mortgaged Property was lawfully occupied;

(xix) The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure;

(xx) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Owner to the trustee under the deed of trust, except in connection with a trustees sale or attempted sale after default by the Mortgagor;

(xxi) If required by the applicable processing style, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by a Qualified Appraiser. The appraisal, if applicable, is in a form generally acceptable to Fannie Mae or Freddie Mac;

(xxii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in substantial compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, national banks, a Federal Home Loan Bank or the Federal Reserve Bank, or (4) not doing business in such state;

(xxiii) To the best of the Company’s knowledge, there does not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, to cause the Mortgage Loan to become delinquent, or to materially adversely affect the value or marketability of the Mortgage Loan;

(xxiv) Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development. Any condominium unit or planned unit development conforms with applicable Fannie Mae requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae. No such residence is a mobile home or manufactured dwelling or is used for commercial purposes;

(xxv) The ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of the Appraised Value of the Mortgaged Property at origination or the purchase price of the Mortgaged Property securing each Mortgage Loan is not in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan was not more than 95.00%, and the excess LTV over 80.00% is insured as to payment defaults by a Primary Insurance Policy issued by a primary mortgage insurer acceptable to Fannie Mae or Freddie Mac. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan Schedule is net of any such insurance premium;

(xxvi) The Assignment of Mortgage (if applicable) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxvii) The Company is either, and each Mortgage Loan was originated by, a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 and 211 of the National Housing Act;

(xxviii) The origination, collection and servicing practices with respect to each Mortgage Note and Mortgage have been legal in all material respects and in accordance with Customary Servicing Procedures. With respect to escrow deposits and payments that the Company collects, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith, for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(xxix) No fraud or misrepresentation of a material fact with respect to the origination of a Mortgage Loan has taken place on the part of the Company;

(xxx)No adjustable rate Mortgage Loan contains a provision whereby the related Mortgagor can convert the related Mortgage Loan to a fixed rate instrument;

(xxxi) None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “predatory”, “covered” loans under any other applicable state, federal or local law (or a similarly classified loan using different technology). Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary);

(xxxii) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. No Mortgagor has a debt cancellation agreement with respect to the related Mortgage Loan;

(xxxiii) No Mortgage Loan provides for negative amortization. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(xxxiv)  The Mortgagor is one or more natural persons;

(xxxv)  As of the Closing Date, and to the best of the Company’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xxxvi) Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxvii) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act, as amended, or any successor legislation thereto;

(xxxviii) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxix)  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xl) No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(xli) None of the Mortgage Loans are simple interest Mortgage Loans;

(xlii) The prepayment penalty provisions applicable to any Mortgage Loans are enforceable and were originated in the compliance with all applicable federal, state and local laws;

(xliii) No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

Section 3.03 Repurchase and Substitution.

The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Owner, notwithstand-ing any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File. Upon discovery by either the Company or an Owner of a breach of any of the representations and warranties set forth in Sections 3.01 and 3.02 (notwithstanding the Company’s lack of knowledge of such representation and warranty), which breach materially and adversely affects the value of the Mortgage Loans or the interest of the Owner (or which materially and adversely affects the interest of the Owner in the related Mortgage Loan in the case of a repre-sentation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Upon the earlier of either discovery by or notice to the Company of any such breach, the Company shall use its best efforts to promptly cure such breach in all material respects within 60 days, and, if such breach cannot be cured during such time period, the Company shall, at the Owner's option, repurchase such Mortgage Loan at the Repurchase Price. If any such breach shall involve any represent-ation or warranty set forth in Section 3.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such breach, all the Mortgage Loans shall, at the Owner's option, be repurchased by the Company at the Repurchase Price; provided, however, that in the event of a breach of representation and warranty set forth in Section 3.01 that relates to less than all of the Mortgage Loans, the Company shall repurchase only the Mortgage Loans to which such breach relates. However, the Company may, at its option, replace a Mortgage Loan as to which a breach of representation of warranty has occurred as described in the foregoing sentences of this Section 3.03 and substi-tute in its place with a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than 120 days after the related Closing Date. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodi-al Account for future distribution).

The Company shall effect any substitution of a Qualified Substitute Mortgage Loan by delivering to the Custodian the documents as are required to be delivered by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date occurring in such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Company. For the month of substitution, distributions to the Owner will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan. The Company shall give written notice to the Owner that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitu-tion of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Company shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitu-tion, the covenants, representations and warranties set forth in Sections 3.01 and 3.02, except to the extent a representation contained in Section 3.02 relates to an expressly specified percentage of the Mortgage Loans.

For any month in which the Company substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Company will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Assumed Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such repurchase obligation, the Company shall indemnify the Owner for any expenses reasonably incurred by the Owner in enforcing its remedies hereunder in connection with any breach by the Company of any representation or warranty set forth in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure or to repurchase a defective Mortgage Loan and to indemnify the Owner as provided in this Section 3.03 constitute the sole remedies of the Owner respecting a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans for the benefit of the Owner in accordance with the terms of this Agreement and in conformity with Customary Servicing Procedures. In performing its obligations hereunder, the Company shall exercise no less than the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, but shall perform such obligations without regard to the Company's obligation to make Servicing Advances or P&I Advances, or to the Company's right to receive compensation for its services hereunder.

Subject to the above-described servicing standards, the specific requirements and prohibitions of this Agreement and the respective Mortgage Loans, and the provisions of any Primary Insurance Policy and applicable law, the Company shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall, and is hereby authorized and empowered to (i) execute and deliver on behalf of itself and the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loan and with respect to the Mortgaged Property and (ii) waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Owner and is not prohibited by a Primary Insurance Policy; provided, however, that the Company may not, unless it has obtained the consent of the Owner, permit any modification with respect to any Mortgage Loan that would vary the Mortgage Interest Rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on) or extend the final maturity date of such Mortgage Loan. If, with the consent of the Owner, the Company permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall include in each remittance for any month in which any such principal or interest payment has been deferred an amount equal to the amount that the Company would have been required to advance pursuant to Section 5.03 if such deferred amounts had been delinquent, and shall be entitled to reimbursement for such advances only to the same extent as for P&I Advances made pursuant to Section 5.03. If reasonably required by the Company, the Owner shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

Section 4.02 Liquidation of Mortgage Loans; Servicing Advances and Foreclo-sure.

If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or if the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interests of the Owner. If any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 remains delinquent for a period of 90 days or more, the Company shall (a) act in the best interests of the Owner, and such action may include the commencement of foreclosure proceedings, (b) if the Company commences foreclosure proceedings, notify the Owner thereof on the monthly remittance report delivered pursuant to Section 5.02 on the first Remittance Date following such commencement and (c) respond to reasonable inquiries of the Owner with respect to the Mortgage Loan or related REO Property. If the Company has commenced foreclosure proceedings and the Owner wishes to participate in such proceedings or the disposition of an REO Property upon acquisition thereof, the Owner shall notify the Company in writing (addressed to "Department Head of the Foreclosure Department") within 15 days following the Owner's receipt of the notice of commencement of foreclosure proceedings described in clause (c) of the preceding sentence and upon receipt thereof the Company shall thereafter periodically advise the Owner of the status of the foreclosure proceedings and follow the Owner's instructions in connection therewith. The Owner shall be entitled to compensation for loss mitigation, as permitted by Fannie Mae or Freddie Mac.

Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Company shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Company is not required to make a Servicing Advance unless the Company determines in the exercise of its good faith reasonable judgment that such Servicing Advance would ultimately be recoverable from REO Dispositions, Insurance Proceeds or Condemnation Proceeds (with respect to each of which the Company shall have the priority described in Section 4.05 for purposes of withdrawals from the Custodial Account). In the event that any Servicing Advance or any commitment to pay Servicing Advances in connection with any Mortgage Loan exceeds $5,000 in the aggregate, the Company shall secure the written approval of the Owner.

Section 4.03 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, and will take special care in ascertaining and estimating annual taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable in order that the installments payable by the Mort-gagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of Custodial Account; Deposits in Custodial Account.

The Company shall segregate and hold all funds collec-ted and received pur-suant to each Mortgage Loan and REO Property separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collec-tively, the "Custodial Account"), in the form of non-interest bearing time deposit or demand accounts. The Custodial Account shall be established with an Eligible Depository Institution. The creation of any Custodial Account shall be evidenced by a letter agree-ment in the form of Exhibit B hereto. A copy of such certifi-ca-tion or letter agreement shall be furnished to any Owner upon request.

The Company shall deposit in a mortgage clearing account on a daily basis and in the Custodial Account no later than the second Business Day thereafter and retain therein:

(i) all scheduled payments due after the related Cutoff Date on account of principal, includ-ing Principal Prepayments collected after the related Cutoff Date, on the Mortgage Loans;

(ii) all scheduled payments on account of interest on the Mortgage Loans (minus the portion of any such payment which is allocable to the period prior to the related Cutoff Date) adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 and Section 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Custom-ary Servicing Procedures, the Mortgage Loan documents or applicable law;

(v) all Condemnation Proceeds with respect to any Mort-gaged Property which are not released to the Mortgagor in accor-dance with Customary Servicing Procedures, the Mortgage Loan documents or applicable law;

(vi) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 3.03 or;

(vii) any amount required to be deposited in the Custodial Account pursuant to Section 5.04; and

(viii) any amount required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.14, 5.01, 5.03, 5.04 and 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive. Without limiting the generality of the foregoing, payments in the nature of late payment charges, fees for special services provided to a Mortgagor and assumption fees need not be deposited by the Company in the Custodial Account.

The Company may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Company for the benefit of the Owner, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (i) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (ii) any other investment may mature on such Remittance Date if the Company shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Owner) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as realized.

Section 4.05 Withdrawals From the Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for P&I Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan that represent payments of principal and/or interest respecting which any such P&I Advance was made;

(iii) to reimburse itself first for unreimbursed Servic-ing Advances, second for unreimbursed P&I Advances, and third for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reim-bursement, the Company's right thereto shall be prior to the rights of the Owner unless the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, in which case the Company's right to such reimbursement shall be subse-quent to the payment to the Owner of the Repurchase Price pursuant to Section 3.03 and all other amounts required to be paid to the Owner with respect to such Mortgage Loan;

(iv) to reimburse itself for unreimbursed Servicing Advances and advances of Company funds made pursuant to Section 5.03 to the extent that such amounts are nonrecoverable by the Company pursuant to subclause (iii) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Company pursuant to Section 3.03, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to Section 3.03 and all other amounts required to be paid to the Owner with respect to such Mortgage Loan, and to reimburse itself for such amounts to the extent that such amounts are nonrecover-able from the disposition of REO Property pursuant to Section 4.14 hereof;

(v) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 8.01;

(vi) to pay itself with respect to each Mortgage Loan repurchased pursuant to Section 3.03 all amounts collected in respect of such Mortgage Loan and remaining on deposit in the Custodial Account as of the date on which the related Repurchase Price is deposited into the Custodial Account (other than the amount of such Repurchase Price);

(vii) to pay itself with respect to each Mortgage Loan servicing compensation pursuant to Section 6.03;

(viii) to reimburse itself for any Nonrecoverable Advance or Advances; it being understood that if the amounts available upon liquidation of the related Mortgage Loan are insufficient to fully reimburse the Company for Nonrecoverable Advances or Advances previously made, then the Company shall provide the Owner with the amount of such deficiency and the Owner shall promptly reimburse the Company upon receipt of notice of such deficiency from Company; and

(ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

On each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01(a)(iv) and (v), the Company is not obligated to remit on such Remittance Date. The Company may use such with-drawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of Escrow Account; Deposits in Escrow Account.

The Company shall segregate and hold all funds collec-ted and received pur-suant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of non-interest bearing time deposit or demand accounts. The Escrow Account shall be established with an Eligible Depository Institution. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C hereto. Upon request, the Company shall provide the Owner with a copy of a letter agreement evidencing the establishment of each Escrow Account.

The Company shall deposit in a mortgage clearing account on a daily basis and no later than the second Business Day thereafter in the Escrow Account and retain therein: (i) all Escrow Payments held or collec-ted on account of the Mortgage Loans, for the purpose of effect-ing timely payment of any such items as required under the terms of this Agreement, (ii) all Insurance Proceeds that are to be applied to the restoration or repair of any Mortgaged Property and (iii) all revenues received with respect to the management, conservation, protection and operation of the REO Properties pursuant to Section 4.14. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in or in accordance with Section 4.07. The Company shall pay to the Mortgagor interest on escrowed funds to the extent required by law notwithstanding that the Escrow Account is non-interest bearing.

Section 4.07 Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Company only (a) to effect timely payments of taxes, assessments, Primary Insurance Policy pre-miums, fire and hazard insurance premiums or other items consti-tuting Escrow Payments for the related Mortgage, (b) to reimburse the Company for any Servicing Advance made by Company pursuant to Section 4.08 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collec-tions of Escrow Payments there-under, (c) to refund to any Mort-gagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, for transfer to the Custodial Account of such amounts as are to be applied to the indebtedness of a Mortgage Loan in accordance with the terms thereof, (e) for application to restoration or repair of the Mortgaged Property, (f) to deposit into the Custodial Account the funds required to be deposited therein pursuant to Section 4.14, (g) to pay to itself amounts to which it is entitled pursuant to Section 4.14, (h) to withdraw any Escrow Payments related to a Mortgage Loan repurchased by the Company pursuant to Section 3.03, or (i) to clear and terminate the Escrow Account upon the termina-tion of this Agreement.

Section 4.08 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of taxes, assessments, and other charges for which an escrow is maintained and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for Escrow Payments, or the Company has waived the escrow of Escrow Payments or the Company is prohibited by applicable state law from requiring the escrow of Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

Section 4.09 Transfer of Accounts.

The Company may from time to time transfer the Custodial Account and the Escrow Account to any other Eligible Depository Institution. The Company shall notify the Owner within 14 days of any such transfer under this Section 4.09.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained (with an insurance company acceptable to Fannie Mae or Freddie Mac) for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is, subject to applicable law, at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) the minimum amount necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guide-lines of the Federal Insurance Administration with a gener-ally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the out-standing principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Company shall also maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insur-ance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above. Any amounts collected by the Company under any such policies (other than amounts to be depos-ited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, REO Property, or released to the Mortgagor in accordance with Customary Servicing Procedures or in accordance with the terms of the Mortgage Loan or applicable law) shall be depos-ited in the Custodial Account, subject to with-drawal pursuant to Section 4.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Company of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such appli-cable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Company, its successors and its assigns, or, upon request of the Owner, to the Owner, and shall provide for at least 30 days prior written notice to the Company of any cancellation thereof. The Company shall not accept or obtain any such insur-ance policy from an insur-ance company that does not at that time maintain a General Policy Rating of B-III or better in Best's Key Rating Guide, or that is not licensed to do business in the State wherein the related Mortgaged Property is located.

Section 4.11 Maintenance of Blanket Insurance Policy.

If the Company shall obtain and maintain a blanket insurance policy that is issued by an insurer generally acceptable to Fannie Mae and Freddie Mac and that insures against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the coverage required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Company shall be deemed to have satisfied its obligations as set forth in Section 4.10. Such policy may contain a clause providing for a reasonable deductible, in which case the Company shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and if there shall have been a loss that would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.

Section 4.12 Maintenance of Mortgage Impairment Insurance Policy.

The Company may satisfy its obligations under Section 4.10 and 4.11 pertaining to physical storage of insurance policies and general policy rating requirements by maintaining a mortgage impairment or other form of blanket policy that will protect the Company and/or investor in the event of uninsured loss, insolvency of an insurance carrier or any other loss normally to be covered by a mortgage impairment policy. It is agreed that any expense incurred by the Company in maintaining any such insurance shall be borne by the Company. This shall be deemed to include any loss or any expense as a result of a deductible clause in such a policy.

Section 4.13 Fidelity Bond; Errors and Omissions Insurance.

The Company at its own expense shall maintain with responsible companies throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees and other individuals acting on behalf of the Company in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required of the Company by Fannie Mae or Freddie Mac, if the Company were servicing the Mortgage Loans for Fannie Mae or Freddie Mac, and such policy shall be issued by a company that is acceptable to Fannie Mae or Freddie Mac. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses caused by such individuals, including losses from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such individuals. Such Fidelity Bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satis-faction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such fidelity bond and errors and omis-sions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement.

Section 4.14 Title, Management and Disposition of REO Property.

If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company or its nominee, in either case as nominee, for the benefit of the Owner on the date of acquisition of title (the "REO Owner"). In the event the Company is not authorized or permitted to hold title to real property in the state in which the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Company, at expense of the REO Owner, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the REO Owner shall acknowledge in writing that such title is being held as nominee for the REO Owner.

The Company shall notify the Owner in accordance with Customary Servicing Procedures of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Customary Servicing Procedures. Thereafter, the Company shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.14. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner or the Company shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Company and Owner shall be entered into with respect to such purchase money mortgage.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate each REO Property for the REO Owner solely for the purpose of its prompt disposition and sale, and in same manner that it would be required to manage, conserve, protect and operate foreclosed property for its own account (subject to the condition described in the second paragraph of Section 4.02). The Company shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Company deems to be in the best interest of the REO Owner.

The Company shall cause to be deposited in the Escrow Account, on a daily basis upon receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper opera-tion, management and maintenance of the related REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Company. In the event the Company chooses to manage the related REO Property, the Company shall be entitled to receive a management fee in an amount equal to the greater of $1,200 or 1% of the sales price of the related REO Property (the “REO Disposition Fee”). The Company shall be entitled to deduct the REO Disposition Fee directly from the REO Disposition proceeds prior to distribution of the REO Distribution Proceeds to the REO Owner. Any disbursement in excess of $5,000 shall be made only with the written approval of the REO Owner. For purposes of the preceding sentence, any approval given by the Owner shall constitute approval by the REO Owner. On or before each Determination Date, the Company shall withdraw from the Escrow Account and deposit into the Custodial Account the net income from the REO Property on deposit in the Escrow Account less any reserves required to be maintained in the Escrow Account from time to time to satisfy reasonably anticipated expenses. The Company shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month and the Company's efforts in connection with the sale of that REO Property. Such statement shall be accompanied by such other information as the Owner shall reasonably request.

Each REO Disposition shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the REO Owner; provided however, that the REO Property shall not be sold for an amount less than 95% of the appraised value without the consent of the Owner. If upon the acquisition of title to the Mortgaged Property by foreclosure sale or deed in lieu of foreclosure or otherwise, there remain outstanding unreimbursed P&I Advances pursuant to Section 5.03 with respect to the Mortgage Loan or if, upon liquidation as provided in this Section 4.14, there remain outstanding any unreimbursed Servicing Advances with respect to the Mortgaged Property or the Mortgage Loan, the Company shall be entitled to reimbursement from the proceeds received in connection with the disposition of the Mortgaged Property, and from the Owner if such proceeds are insufficient, for any related unreimbursed Servicing Advances or related unreimbursed P&I Advances pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which REO Disposition Proceeds are received, the net cash proceeds of such REO Disposition shall be distributed to the REO Owner. In the event that the Company is billed for expenses related to an REO Property subsequent to the date on which the net cash proceeds of such REO Disposition are distributed to the REO Owner, the Company shall pay such expenses and shall thereupon be entitled to reimburse itself therefor by withdrawing the amount of such expenses from the Custodial Account.

Section 4.15 Reserved.

Section 4.16 Adjustments to Mortgage Interest Rate and Monthly Payment.

With respect to adjustable rate Mortgage Loans on each applicable Interest Rate Change Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Current Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Annual Mortgage Interest Rate Cap and Lifetime Mortgage Interest Rate Cap, as set forth in the Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable laws and regulations regarding interest rate adjustments.

Section 4.17  Force Placed Insurance.

Each Mortgage obligates the Mortgagor thereunder to maintain the required hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the Company to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Upon any failure of the Mortgagor to maintain the required hazard insurance, the Company shall obtain and maintain such force placed hazard insurance at the Mortgagor’s cost and expense.

Section 4.18  Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 90 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures. The Company shall keep an electronic report of each such inspection.

Section 4.19  Restoration of Mortgaged Property.

The Company need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims greater than $10,000, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Company shall verify that the Mortgage Loan is not 60 or more days delinquent; and

(iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

With respect to claims of $10,000 or less, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall verify the total amount of the claim with the applicable insurance company; and

(iii) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 4.20 Maintenance of Primary Insurance Policy; Claims.

With respect to each Mortgage Loan with a LTV in excess of 80%, the Company shall:

(i) without any cost to the Owner, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of 78% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such Primary Insurance Policy shall be terminated, the Company shall obtain from another qualified insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy, at substantially the same fee level. The Company shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy collected by the Company under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

ARTICLE V

PAYMENTS TO THE OWNER

Section 5.01 Distributions.

(a) On each Remittance Date, the Company shall remit to the Owner of record on the preced-ing Record Date (i) all amounts credited to the Custodial Account as of the close of business on the preced-ing Determination Date (net of charges against or withdraw-als from the Custodial Account pursuant to Section 4.05(ii)-(iv), plus (ii) the aggregate amount of P&I Advances, if any, and payments pursuant to Section 5.03, if any, that the Company is obligated to make on such Remittance Date, plus (iii) the aggregate amount of any Prepayment Interest Shortfall existing as of such Remittance Date, minus (iv) any amounts that represent early receipts of Monthly Payments due on a Due Date or Due Dates subse-quent to the Due Date occurring in the month of such Remittance Date (except to the extent that, pursuant to Section 5.03, any funds described in this clause (iv) are to be remitted to the Owner in lieu of P&I Advances by the Company out of its own funds).

(b) Each remittance pursuant to this Section 5.01 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the account which shall have been designated by the Owner.

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Company shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date.

The Company shall ten days prior to the Remittance Date on which the final distribution of funds to Owner is to be made hereunder, notify each Owner of the pendency of such distribution and such distribution shall be made to each Owner.

Section 5.02 Statements to the Owner.

No later than the tenth (10th) calendar day of each month, the Company shall deliver to the Owner a monthly remittance statement in the form of, and providing the information described in, Exhibit F hereto.

In addition, not more than 60 days after the end of each calendar year, upon receipt of written request by the Owner, the Company will furnish at any time during such calendar year, a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority (other than those required to be filed by the Owner) or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 5.03 P&I Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to all Monthly Payments that were due on the related Due Date and that were delin-quent at the close of business on the related Determination Date, with the interest adjusted to the respective Mortgage Loan Remittance Rates; provided, however, that to the extent there are funds on deposit in the Custodial Account that are not otherwise required to be distributed to the Owner on such Remittance Date, the Company may remit such funds in lieu of making advances of its own funds; and further provided that any such funds held for future distribution and so used shall be appropriately reflected in the Company's records and replaced by the Company by deposit into the Custodial Account on or before each Remittance Date to the extent that funds on deposit in the Custodial Account for the related Remittance Date (determined without regard to P&I Advances required to be made on such Remittance Date) shall be less than the aggregate amount required to be distributed to the Owner pursuant to Section 5.01 on such related Remittance Date. For purposes of this Section 5.03, any Monthly Payment or portion thereof deferred pursuant to Section 4.01 shall be considered delinquent until paid. The Company's obligation to make P&I Advances as to any Mortgage Loan shall continue through the earlier to occur of (a) the repurchase of the Mortgage Loan by the Company pursuant to Section 3.03, as the case may be, and (b) the Remittance Date following REO Disposition.

Notwithstanding the provisions of this Section 5.03, the Company shall not be required to make any advance of principal and interest if, in the good faith judgment of the Company, such advance of principal and interest will not ultimately be recoverable from the related Mortgagor, from Liquidation Proceeds or otherwise.

Section 5.04 Prepayment Interest Shortfalls.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to the aggregate Prepayment Interest Shortfall, if any, existing in respect of the related Principal Prepayment Period.

ARTICLE VI

GENERAL SERVICING PROCEDURE

Section 6.01 Assumption Agreements.

The Company shall use its best efforts to enforce any "due-on-sale" provision contained in each Mortgage or Mortgage Note to the extent permitted by law and provided that such enforcement would not impair any recovery under any related Primary Insurance Policy. The Company shall be entitled to retain as additional servicing compensation any assumption fee collected by the Company for entering into an assumption agreement.

Section 6.02 Release of Mortgage Files; Wrongful Satisfaction of Mortgages.

Upon the payment in full of any Mortgage Loan, the Company will obtain the portion of the Mortgage File that is in the possession of the Custodian, prepare and process any required satisfaction or release of the Mortgage and notify the Owner as provided in Section 5.02.

If the Company satisfies or releases the lien of a Mort-gage without having obtained payment in full of the indebtedness secured by the Mortgage, the Company, upon written demand, shall remit to the Owner the then Assumed Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond as provided for in Section 4.13 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Company’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, prepayment penalties and late payment charges or otherwise shall be retained by the Company. The Company shall be entitled to request reimbursement for additional services, including:

a)
express and other delivery charges and any other reasonable out-of-pocket expenses incurred by the Company with respect to a Mortgage Loan to the extent not ordinary to the servicing function (but not including salaries, rent and other general operating expenses of Company normally classified as overhead);

b)	preparation and delivery of any special reports, magnetic tapes, disks, or transmission outside the normal monthly accounting reports; and

c)
to the extent not ordinary to the servicing function, any action taken by the Company which the Company reasonably determines to be necessary or appropriate in order to protect the rights of Owner, (including property preservation), with respect to any Mortgage Loan, not to exceed $5,000.00 without the prior approval by Owner (with the exception of advances for real estate taxes and insurance premiums).

Section 6.04 Annual Statement as to Compliance.

The Company shall deliver to the Owner, on or before March 31 of each year, beginning March 31, 2006, an Offi-cers' Certificate stating that (i) a review of the activi-ties of the Company during the preceding calendar year and of the Company's performance under this Agreement has been made under such offi-cer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obliga-tion, specifying each such default known to such Servicing Officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05 Annual Independent Public Accountants' Servicing Report.

On or before March 31 of each year, beginning March 31, 2006, the Company, at its expense, shall cause a firm of indepen-dent public accountants that is a member of the American Insti-tute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans in the Company’s portfolio. On the basis of this examination, the CPA firm will disclose any exceptions or errors relating to the servicing of mortgage loans, as required by paragraph four (4) of “The Uniform Single Attestation Program for Mortgage Bankers.”

Section 6.06 Owner's Right to Examine Company Records.

The Owner shall have the right, upon reasonable notice to the Company, to examine and audit any and all of the books, records or other information of the Company whether held by the Company or by another on behalf of the Company, which may be relevant to the performance or observance by the Company of the terms, covenants or conditions of this Agreement, and to discuss such books, records or other information with an officer or employee of the Company who is knowledgeable about the matters contained therein.

Section 6.07  Credit Reporting.

For each Mortgage Loan, the Company shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., TransUnion, LLC and Experian Information Solutions, Inc. on a monthly basis. Pursuant to the Company’s termination under Section 10.02 of the Agreement, prior to the Transfer Date, the Company shall have transmitted full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae guidelines and Customary Servicing Procedures.”

Section 6.08  Safeguarding Customer Information.

The Company hereby covenants to and with the Owner as follows:

1. With respect to the services provided for the Owner, the Company will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time.

2. With respect to the services provided for the Owner, the Company, to the extent applicable, will maintain security measures designed to meet the objectives of the Securities and Exchange Commission’s Regulation S-P published in final form at 17 C.F.R. 248, and the rules promulgated thereunder, as amended from time to time.

3. The Company shall promptly provide the Owner information regarding such security measures upon the reasonable request of the Owner or its designee (including any Master Servicer of the Mortgage Loans) which information shall include, but not be limited to, any statement on Auditing Standards (SAS) No. 70 report covering the Company’s operations, Company with respect to its security measures.

ARTICLE VII

REPORTS TO BE PREPARED BY COMPANY

Section 7.01 Company Shall Provide Access and Information as Reasonably Required.

The Company shall furnish to the Owner upon written request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Company may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Company is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service requirements. The Company agrees to execute and deliver all such instruments as the Owner, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02 Financial Statements.

The Company understands that, in connection with marketing the Mortgage Loans, the Owner may make available to a prospective Owner a consolidated statement of operations of Company for the most recently completed five fiscal years for which such a statement is available as well as a consolidated statement of condition at the end of the last two fiscal years covered by such consolidated statement of operations. The Company, if it has not already done so, agrees to promptly furnish to Owner copies of the statements specified above.

The Company also agrees to make available upon reasonable notice and during normal business hours to any prospective Owner a knowledgeable financial or accounting officer for the purposes of answering questions respecting recent developments affecting the Company or the financial statements of the Company and to permit upon reasonable notice and during normal business hours any prospective Owner to inspect the Company’s servicing facilities for the purpose of satisfying such prospective Owner that the Company has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01 Indemnification; Third Party Claims.

The Company agrees to indemnify the Owner and hold them harmless against any and all claims, losses, penal-ties, fines, forfeitures, reasonable legal fees and related costs, judg-ments, and any other costs, fees and expenses that the Owner incurs directly resulting from the failure of the Company to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement. The Company shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or any Mortgage Loans. The Company shall follow any written instructions received from the Owner in connection with such claim.

Section 8.02 Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall preserve its qualification to do business as a foreign corpora-tion in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or the ability of the Company to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company hereunder, shall be the successor of the Company hereunder without the execution or filing of any paper or any further act on the part of either of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or sur-viving Person shall be an institution (i) that is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) that has a net worth of not less than $15,000,000.

Section 8.03 Company Not to Resign.

The Company shall not assign this Agreement (except to any affiliate or subsidiary of the Company) or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

ARTICLE IX

DEFAULT

Section 9.01  Events of Default.

Event of Default, whenever used herein, means any one or more of the following events:

(i) any failure by the Company to remit to the Owner any payment required to be made under the terms of this Agreement that continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Company from the Owner; or

(ii) any failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement that continues unremedied for a period of 45 days (30 days in instances where the Company has failed to pay insurance premiums) after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Company from the Owner; or

(iii) a decree or order of a court or agency or super-visory authority having jurisdiction for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator in any bankruptcy, reorganization, insolvency, read-justment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

(iv)  the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder; or

(v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vii) the Company ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the related Closing Date) as a mortgage loans servicer for more than 30 (thirty) days.

If an Event of Default shall occur, then so long as such Event of Default shall not have been remedied, the Owner may, by notice in writing to the Company, in addition to whatever rights the Owner may have at law or equity to damag-es, including injunctive relief and specific performance, termi-nate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agree-ment, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accom-plish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company shall cooperate with the Owner and such successor in effecting the termination of the Company's responsi-bilities and rights hereunder, including, without limitation, the transfer to such successor for adminis-tration by it of all cash amounts (less any amounts due the Company pursuant to the terms of this Agreement) which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 9.02 Waiver of Defaults.

The Owner may in writing waive any past default by the Company in the performance of its obligations hereunder and the consequences thereof and any default in remitting to Owner any required distribution in accordance with this Agreement, including the Company's obligation to make P&I Advances. Subject to the preceding sentence, upon any waiver of a past default, such default shall be deemed not to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement, except as otherwise stated in such waiver; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereto, except as otherwise stated in such waiver.

ARTICLE X

TERMINATION

Section 10.01 Termination.

(a) This Agreement shall terminate upon either: (i) the later of the distribution to the Owner of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by the Company), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Company and the Owner in writing.

(b) The Company, at its option but only upon thirty (30) days' prior written notice to the Owner, may terminate this Agreement at any time when the aggregate Assumed Principal Balance of the Mortgage Loans which remain subject to this Agreement (the "Remaining Mortgage Loans") has been reduced by application of Monthly Payments or otherwise to an amount no greater than five percent (5%), or other agreed upon percentage as set forth in the Confirmation, of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the related Cut-off Date. Such termination shall be effected by the deposit by the Company of an amount equal to the sum of (i) 100% of the aggregate Assumed Principal Balance of the Remaining Mortgage Loans as of the first calendar day of the month in which such repurchase occurs (the "Repurchase Cut-off Date") after application of principal due on such date whether or not received, and the appraised value of REO Properties, which appraisals shall be performed by an appraiser acceptable to Fannie Mae and Freddie Mac, and (ii) interest on the aggregate Assumed Principal Balance at the Mortgage Loan Remittance Rate from the Repurchase Cut-off Date to, but not including, the date of repurchase. Upon any such purchase of Mortgage Loans and REO Properties under this Section 10.01(b), the Owner shall, to the extent necessary, transfer or cause to be transferred to the Company title to the repurchased Mortgage Loans and REO Properties by instruments of transfer or assignment, without recourse. The Company may not purchase fewer than all of such Mortgage Loans and REO Properties. The Company shall deposit the repurchase price for the remaining Mortgage Loans as described in (i) and (ii) above in the Custodial Account no later than one (1) Business Day prior to the first Remittance Date to occur after the expiration of thirty days following the notice described in the first sentence of this Section 10.01(b). Upon presentation and surrender of the outstanding Mortgage Loans, the Company shall cause to be distributed to the Owner on such Remittance Date the repurchase price together with the amounts (including P&I Advances) that would be otherwise distributable to the Owner in respect of Mortgage Loans and REO Properties on such Remittance Date. Upon receipt of such final payment, the Owner shall deliver, or cause the Custodian to deliver to the Company, the Mortgage Files in connection therewith and shall otherwise use its best efforts to effect or cause to be effected the orderly transfer of assets to the Company.

Section 10.02 Termination Without Cause.

The Owner may, at its sole option, terminate any rights the Company may have hereunder, without cause, upon 30 days prior written notice. In the event of such a termination, the Owner agrees to pay a sum, as liquidated damages, in an amount equal to (i) two percent (2%) of the aggregate Assumed Principal Balance of the Mortgage Loans if such written notice is received by the Company on or before the Business Day five years from the related Closing Date, or (ii) one percent (1%) of the aggregate Assumed Principal Balance of the Mortgage Loans if such written notice is received by the Company after the Business Day five years from the related Closing Date (either amount shall be referred to as “Liquidated Damages”.) Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 11.07 of this Agreement.

Termination pursuant to this Section 10.02 shall be effective on the date (the “Transfer Date”) on which the Company transfers all responsibilities, rights, duties and obligations under this Agreement to the successor appointed pursuant to Section 11.01. Such successor shall be appointed by the Owner and such Transfer Date shall be no more than 90 days following the date on which such written notice of termination is received by the Company. On the Transfer Date, the Owner shall pay to the Company 90% of the Liquidated Damages by wire transfer (or other vehicle which permits immediate delivery) to the Company. The remaining amount of Liquidated Damages owing to the Company shall be paid by the Owner on the date on which all requirements for the transfer of servicing have been fulfilled by the Company to the reasonable satisfaction of the Owner. Such date shall be no later than 20 Business Days after the Transfer Date.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Section 8.03, 9.01 or 10.01(a)(ii), the Owner shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsi-bilities, duties and liabil-ities of the Company under this Agreement prior to the termina-tion of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assump-tion, the Owner may make such arrange-ments for the compensation of such successor out of payments on Mort-gage Loans as it and such successor shall agree. The Company shall discharge its duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of dili-gence and prudence that it is obligated to exercise under this Agreement. The resignation or removal of the Company pursuant to the aforemen-tioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall not relieve the Company named herein of its obligations under Section 3.03 or Section 8.01 (in the event a third party claim is filed during the period of time in which the Company is servicing the Mortgage Loans).

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabil-ities of the Company, with like effect as if originally named as a party to this Agreement. No termination of the Company or this Agreement shall affect any claims that the Owner may have against the Company arising prior to any such termina-tion or resignation.

The Company shall timely deliver to its successor the funds in the Custodial Account and the Escrow Account (less any amounts to which the Company is entitled pursuant to the terms of this Agreement) and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, respon-sibilities, obligations and liabilities of the Company.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Owner of such appointment.

Section 11.02 Repurchases and Related Assurances.

In the event the Company repurchases a Mortgage Loan pursuant to Section 3.03, the Owner shall upon any request of the Company subsequent to the Remittance Date on which the Repurchase Price has been remitted to the Owner take actions reasonably necessary to effect the reconveyance of the Mortgage Loan.

Section 11.03 Amendment.

This Agreement may be amended only by written agreement signed by the Company and Owner hereunder.

Section 11.04 Recordation of Assignment of Mortgages.

Each Assignment of Mortgage (if applicable) shall be in a form acceptable for recording in all appropriate public offices for real property records in the jurisdiction in which the Mortgaged Property recited in each such Assignment of Mortgage is situated. At the Owner's request (and upon written notice to the Company), the Assignments of Mortgage shall be recorded in the name of the Owner or in the name of a Person designated by the Owner in all appropriate public offices for real property records. All recording fees related to such initial recordation shall be paid by the Company. If the Mortgage is registered with MERS, the Company shall, at its own expense, effect a transfer of such Mortgage to the name of the Owner in accordance with MERS requirements.

Section 11.05 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 11.06 Governing Law.

This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law but without regard to principles of conflicts of laws, and the obligations, rights and reme-dies of the parties hereunder shall be determined in accordance with such laws.

Section 11.07 Notices.

Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to: (i) in the case of the Company, 500 Enterprise Road, Suite 150, Horsham, PA 19044, Attention: Manager, National Loan Administration , or such other address as may hereafter be fur-nished to the Owner in writing by the Company, with a copy to the Company at the same address and (ii) in the case of the Owner, 39 W. 13th Street, 3rd Floor, New York, New York 10011, Attention Manager, Contract Finance and Lehman Brothers Bank, FSB, 101 Hudson Street, Jersey City, NJ 07032, Attn: Manager, Lehman Brothers Bank.

Section 11.08 Severability of Provisions.

If any one or more of the covenants, agreements, provi-sions or terms of this Agreement shall be held invalid for any reason whatso-ever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.09 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owner.

Section 11.10 Counterparts.

This Agreement may be executed in any number of coun-ter-parts and by different parties hereto on separate counter-parts, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

Section 11.11 Successors and Assigns.

Notwithstanding anything to the contrary in this agreement, it is understood and agreed that the Owner may transfer its interest in this Agreement and the Mortgage Loans in whole or in part, in accordance with Article XII of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Owner and their respective successors and assigns permitted hereunder.

Section 11.12 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly pro-vided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, Clauses and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs, Clauses, and other subdivisions;

(e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 11.13  No Solicitation

The Company agrees not to directly solicit the Mortgagor of any Mortgage Loan for refinancing of any Mortgage Loan or in any way induce, or directly attempt to induce, the refinancing of any Mortgage Loan or the substitution of any Mortgage Loan with any other loan. Nothing contained herein shall prohibit the Company from (i) providing all Mortgagors which the Seller services mortgage loans for with any general advertising including information brochures, coupon books, monthly statements or other similar documentation which indicates services the Company offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor’s request.

Section 11.14 Documents Mutually Drafted

The Company and the Initial Owner agree that this Agreement and each other document prepared in connection with the transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

ARTICLE XII

WHOLE LOAN TRANSFER; PASS-THROUGH TRANSFER; AGENCY TRANSFER

Section 12.01 Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole Loan Transfer, a Pass-Through Transfer or Agency Transfer on One or more Reconstitution Dates

The Company acknowledges and the Initial Owner agrees that with respect to some or all of the Mortgage Loans in each Mortgage Loan Package, the Initial Owner may effect either:

(1)    one or more Whole Loan Transfers;

(2)	one or more Pass Through Transfers; or

(3)    one or more Agency Transfers;

provided, however, that the aggregate number of Whole Loan Transfers, Pass-Through Transfers and Agency Transfers for each Mortgage Loan Package shall not exceed two (2).

The Company shall cooperate with the Initial Owner in connection with any Whole Loan Transfer, Pass-Through Transfer or Agency Transfer contemplated by the Initial Owner pursuant to this Section. In connection therewith, the Initial Owner shall deliver any Reconstitution Agreement or other document related to the Whole Loan Transfer, Pass Through Transfer or Agency Transfer to the Company at least 10 days prior to such transfer and the Company shall execute any Reconstitution Agreement which contains servicing provisions substantially similar to those herein or otherwise reasonably acceptable to the Initial Owner and the Company and which restates the representations and warranties contained in Section 3.01 as of the Reconstitution Date (except to the extent any such representation or warranty is not accurate on such date) and Section 3.02 herein as of the related Closing Date. The Initial Owner hereby agrees to reimburse the Company for reasonable “out-of-pocket” expenses incurred by the Company that relate to such Whole Loan Transfer, Pass-Through Transfer or Agency Transfer, including reimbursement for the amount which reasonably reflects time and effort expended by the Company in connection therewith. It is understood and agreed by Initial Owner and Company that the right to effectuate such Whole Loan Transfer, Pass-Through Transfer or Agency Transfer as contemplated by this Section 12.01 is limited to the Initial Owner. It is further understood that any subsequent Owner has the right to transfer Mortgage Loans under this Agreement pursuant to a Whole Loan Transfer.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer, Pass-Through Transfer or Agency Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GMAC MORTGAGE CORPORATION,
Company
By:
Name: Patricia C. Taylor Title: Vice President

LEHMAN BROTHERS BANK, FSB,
Initial Owner
By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA	)
) SS.
COUNTY OF -----------MONTGOMERY	)

On the [ ]th day of _________ 200_ before me, a Notary Public in and for said Commonwealth, personally appeared ______________ known to me to be [Vice President] of GMAC Mortgage Corporation, that executed the within instrument and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.
___________________________
Notary Public

My Commission expires ________

COMMONWEALTH OF ___________	)
) SS.
COUNTY OF____________________	)

On the ______ day of ___________ before me, a Notary Public in and for said state, personally appeared ________________ known to me to be a _____________ of __________ ________________, the company that executed the within instrument and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

___________________________
Notary Public

My Commission expires ________

EXHIBIT A

CONTENTS OF MORTGAGE FILES
With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (except the items delivered to the Custodian pursuant to Section 2.03), all of which shall be available for inspection by the Owner and which may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy:

1.
The original Mortgage Note endorsed, "Pay to the order of _________________-__, without recourse" and signed in the name of the Company by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "GMAC Mortgage Corporation, successor by merger to [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "GMAC Mortgage Corporation, formerly known as [previous name]". The Mortgage Note shall include all intervening endorse-ments showing a complete chain of title from the originator to the Company.

2.
The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Company (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

3.
Unless the Mortgage is registered with MERS, the original Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the related Closing Date, the Company has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by "GMAC Mortgage Corporation, successor by merger to [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by "GMAC Mortgage Corporation, formerly known as [previous name]". If the Mortgage is registered with MERS, the Company shall effect a transfer of such Mortgage to the name of the Initial Owner (or other designee as directed by the Initial Owner), in accordance with MERS requirements.

4.
The original policy of title insurance or, if such insurance is in force but the original policy of title insurance has not been delivered to the Company by the issuing title insurer, the report of title insurance or other evidence of title insurance generally acceptable to Fannie Mae or Freddie Mac or, if the Mortgage Loan is the subject of a Fannie Mae or Freddie Mac approved master title insurance policy, a certified copy of the certificate of title insurance issued thereunder.

5.
Originals or certified true copies from the appropriate recording offices of all assumption and modification agree-ments, if any or if the original has not yet been returned from the recording office, a copy of such original certified by the Company.

6.
Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mort-gage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

7.
The original Primary Insurance Policy, if any, or, if the Primary Insurance Policy has been issued but the original thereof has not been delivered to the Company by the issuer thereof, a copy of the Primary Insurance Policy certified by a duly authorized officer of the Company to be a true, complete and correct copy of the original, which certification may be in the form of a blanket certification relating to more than one Mortgage Loan.

8.
Original hazard insurance policy or a binder evidencing such coverage and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, unless the Mortgage Loan is the subject of a blanket mortgage impairment insurance policy meeting the requirements of Section 4.11 of the Agreement.

9.	Mortgage Loan closing statement (Form HUD-1 or HUD-1A).

10.	Residential loan application.

11.	Credit report on the Mortgagor.

12.	Residential appraisal report, if applicable.

13.	Photograph of the property, if applicable.

14.	Income and asset verification, if applicable.

15.	Other disclosures required in connection with the origination of the Mortgage Loan, as applicable.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

[Intentionally Omitted]

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

[Intentionally Omitted]

EXHIBIT D

FORM OF ASSIGNMENT AND CONVEYANCE

On this [_________] day of [______], 200__, GMAC Mortgage Corporation. as the Company, under that certain Master Mortgage Loan Sale and Servicing Agreement, dated as of June 1, 2005 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Lehman Brothers Bank, FSB, as Purchaser under the Agreement all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.03 of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only; and upon request by the Purchaser shall be delivered promptly by the Company to the Purchaser.

The Company confirms to the Purchaser that the representations and warranties set forth in Section 3.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 3.01 of the Agreement with respect to the Company are true and correct as of the date hereof.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

GMAC MORTGAGE CORPORATION

By:
Name:
Title: _________________________

SCHEDULE I

EXHIBIT A TO ASSIGNMENT AND CONVEYANCE

MORTGAGE LOAN SCHEDULE

[Intentionally Omitted]

EXHIBIT E

FORM OF MORTGAGE LOAN SCHEDULE

[Intentionally Omitted]

EXHIBIT F

FORM OF MONTHLY REMITTANCE STATEMENT

[Intentionally Omitted]

EXHIBIT G

UNDERWRITING STANDARDS

[Intentionally Omitted]

08/16/2005 10:36 FAX 001

AMENDMENT NO. 1
TO THE MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT

This is Amendment No. 1 (the "Amendment No. 1"), dated as of August 16, 2005 (the "Amendment Date"), by and between Lehman Brothers Bank, FSB (the "Purchaser"), and GMAC Mortgage Corporation (the "Seller"), to that certain Master Mortgage Loan Sale and Servicing Agreement, dated as of June 1, 2005, by and between the Purchase and the Seller (the "Existing Purchase Agreement", as amended by this Amendment 1, the "Purchase Agreement").

WITNESSETH

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 1 that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

1. Section 6.01 of the Existing Purchase Agreement is hereby amended by adding the following language at the end thereof:

> If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.
>
> To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the Underwriting Guidelines for approving the credit of the proposed transferee. If the credit of the proposed transferee does not meet such Underwriting Guidelines, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

NYLIB5 851499.1 Execution Copy

08/16/2005 10:36 FAX 002

5. Effective Date. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions precedent shall have been satisfied:

(a) On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i) this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii) such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b) On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 6 of the Purchase Agreement, as amended by this Amendment No. 1, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

6. Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

7. This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9. This Amendment No. 1 shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Existing Purchase Agreement, and their respective successors and permitted assigns.

[Signatures Commence on Following Page]

NYLIB5 851499.1

08/16/2005 10:37 FAX 003

LEHMAN BROTHERS BANK, FSB
Purchaser

By:____________________
Name:____________________
Title:____________________

GMAC MORTGAGE CORPORATION,
Seller

By: [signature]
Name: Sandy Blitzer
Title: Vice President

NYLIB5 851499.1

AMENDMENT REG AB
TO THE MASTER MORTGAGE LOAN SALE AND SERVICING AGREEMENT

This is Amendment Reg AB (“Amendment Reg AB”), dated as of March 21, 2006, by and between Lehman Brothers Bank, FSB (the “Purchaser”), and GMAC Mortgage Corporation (the “Company”) to that certain Master Mortgage Loan Sale and Servicing Agreement dated as of June 1, 2005, and amended as of August 16, 2005, in each case by and between the Company and the Purchaser (as amended, modified or supplemented, the “Existing Agreement”).

WITNESSETH

WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Agreement be amended to reflect agreed upon revisions to the terms of the Existing Agreement.

Accordingly, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Existing Agreement. The Existing Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission: The United States Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under the Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2(c)(iii).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer; provided, further, that “Subcontractor” shall not include a lockbox provider or a tax or insurance tracking provider; provided, however, that if, pursuant to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, any of such parties is determined to be a Subcontractor, such party shall be a Subcontractor.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

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Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

2. The Purchaser and the Company agree that the Existing Agreement is hereby amended by adding the following provisions:

(a)  Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article 2 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Because Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act and there are market uncertainties with respect to the disclosure that investors in privately offered securities may request, the parties agree over time to negotiate in good faith with respect to the provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

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(b) Additional Representations and Warranties of the Company.

(i) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2(c) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 2(c), the Company shall make best reasonable efforts within five Business Days but in no event later than ten Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (i) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (1) make best reasonable efforts within five Business Days but in no event later than ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vi) of this Section 2(c), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this Section.

4

(i) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (x) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (y) each Third-Party Originator, and (z) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB; provided, however, that the Company need not provide such information if such information was previously delivered to the Purchaser or any Depositor and such information has not changed since such prior delivery. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D) a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(ii) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (a) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (b) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

5

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB; provided, however, that the Company need not provide such information if such information was previously delivered to the Purchaser or any Depositor and such information has not changed since such prior delivery. Such information shall include, at a minimum:

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(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2) the extent of outsourcing the Servicer utilizes;
(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

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(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (a) notify the Purchaser and any Depositor in writing of (1) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (i) of this Section 2(c) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request. Notwithstanding anything in this Section 2(c) to the contrary, the Company shall be under no obligation to provide any information that he Purchaser or any Depositor deem required under Regulation AB if (i) the Company does not believe that such information is required under Regulation AB and (ii) the Company is not providing such information for securitizations on its own shelf registration on Form S-3 (or any shelf registration on Form S-3 of any of its affiliates relating to the same asset type) unless either the Purchaser or such Depositor pays all reasonable incremental costs incurred by the Company in connection with the preparation and delivery of such information. The Company shall deliver any such information prepared pursuant to the prior sentence within 15 days of such written request, if such information is quantitative information set forth on, or which may be derived from, information in the Company's databases, or otherwise within a commercially reasonable time taking into account the time required to implement the necessary systems and procedures to produce such information.

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(d) Servicer Compliance Statement.

The Company shall make reasonable best efforts by March 1, but in no event later than March 15, of each calendar year, commencing in 2007, to deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e) Report on Assessment of Compliance and Attestation.

(i) Using reasonable best efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007, the Company shall:

(A) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement;

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(B) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 2(e); and

(D) if requested by the Purchaser or any Depositor not later than March 15 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (i)(D) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

(f) Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (i) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (ii) of this Section.

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(i) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii), 2(c)(v), 2(d), 2(e) and 2(g) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2(c)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2(d), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(e) and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2(e) as and when required to be delivered.

(ii) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 2(e) and 2(g) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 2(e), in each case as and when required to be delivered.

(g) Indemnification.

(i) On or prior to the date of the printing (whether in paper or electronic form) of a free writing prospectus or a prospectus supplement for a Securitization Transaction which contains any information provided pursuant to Sections 2(c)(i) through (iii), the Company shall enter into an indemnification agreement substantially in the form attached hereto as Exhibit C.

(ii) Reserved.

(iii) (A) Subject to Section 6 below, any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB, or any breach by the Company of a representation or warranty set forth in Section 2(b)(i) or in a writing furnished pursuant to Section 2(b)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(b)(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

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(B) Subject to Section 6 below, any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 2(d) or 2(e), including (except as provided below) any failure by the Company to identify pursuant to Section 2(f)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(C) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

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3. The Company acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Company shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 2(e).

4. Notwithstanding anything to the contrary in this Amendment Reg AB, (i) the Company shall seek the consent of the Purchaser for the utilization of all third party service providers, including Subservicers and Subcontractors, when required by and in accordance with the terms of the Existing Agreement and (ii) references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

5. In connection with a Securitization Transaction, if the disclosure required for a Third-Party Originator to meet the Regulation AB requirements shall have increased as a result of aggregating the Mortgage Loans with additional mortgage loans originated by the Third Party Originator and sold by a seller a separate seller, the Company shall cooperate with the Initial Owner to obtain information necessary to comply with Regulation AB.

6. Notwithstanding anything to the contrary in Section 2(g)(iii) of this Amendment Reg AB, the failure to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB (giving due regard to all applicable grace periods) (a) shall not constitute an Event of Default under this Agreement unless (i) such failure will have a material adverse effect on either of the sponsor or the Depositor of the related Securitization Transaction or (ii) the Company has previously failed to deliver any information, report, certification, accountants’ letter or other material when and as required under this Amendment Reg AB and (b) shall be cured by the Company as soon as practicable after notice or discovery of such failure.

7. Notwithstanding anything to the contrary herein in this Agreement, the Company shall be under no obligation to provide any information to the Purchaser or any Depositor if such information is not required under the Securities Act, the Exchange Act and the rules and regulations (including Regulation AB) of the Commission thereunder.

8. The Existing Agreement is hereby amended by adding the Exhibits attached hereto as Exhibit A and Exhibit B to the end thereto. References in this Amendment Reg AB to “this Agreement” or words of similar import (including indirect references to the Agreement) shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg AB. Except as expressly amended and modified by this Agreement Reg AB, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

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9. This Amendment Reg AB shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. This Amendment Reg AB will become effective as of the date first mentioned above. This Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective permitted successors and assigns of the Company and the successors and assigns of the Purchaser. This Amendment Reg AB shall not be assigned, pledged or hypothecated by the Company to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. The Existing Agreement as amended by this Amendment Reg AB may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Company. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Amendment Reg AB and the Existing Agreement.

[Signatures Commence on Following Page]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

Purchaser

By:____________________________
Name:__________________________
Title:___________________________

GMAC MORTGAGE CORPORATION

Company

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of GMAC Mortgage Corporation, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

A-1

Date: _________________________

By: ________________________________
Name:
Title:

A-2

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: ________________________________
Name:
Title:

EXHIBIT C

FORM OF DISCLOSURE DOCUMENT INDEMNIFICATION AGREEMENT

[Intentionally Omitted]

C-1